EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-84024, 333-35034, and 333-24105) of MAPICS, Inc. of our report dated October 28, 2002, except as to Note 18 for which the date is November 25, 2002, relating to the financial statements which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
December 17, 2002